Exhibit 2
                                                                       ---------

                             JOINT FILING AGREEMENT


                  Phelps Dodge Overseas Capital Corporation ("Phelps Dodge Overseas") and Phelps Dodge Corporation ("PDC") hereby agree that the Schedule 13D to which this Joint Filing Agreement is attached as an exhibit is filed with Securities and Exchange Commission on behalf of each of Phelps Dodge Overseas and PDC.

                  IN WITNESS WHEREOF, the parties have signed this Joint Filing Agreement as of the 12th day of January, 1996.


                          PHELPS DODGE OVERSEAS CAPITAL
                          CORPORATION



                          By: /s/  Thomas M. Foster
                              ---------------------------------------
                            Name:  Thomas M. Foster
                            Title: Vice President and
                                   Controller



                            PHELPS DODGE CORPORATION



                          By: /s/  Thomas M. Foster
                              ---------------------------------------
                            Name:  Thomas M. Foster
                            Title: Controller